Filed pursuant to Rule 424(b)(5)
Registration No. 333-230124

Prospectus Supplement
(To the Prospectus dated March 29, 2019)

7,600 Shares of Preferred Stock

16,150,000 Warrants to purchase an aggregate of 16,150,000 Shares of Common Stock

1,330,000 Placement Agent Warrants to purchase an aggregate of 1,330,000 Shares of Common Stock

(and 36,480,000 Shares of Common Stock issuable upon the conversion of such Preferred Stock and exercise of such Warrants and Placement Agent Warrants)

We are offering 7,600 shares, or the Shares, of our Series D Convertible Preferred Stock, par value $0.001 per share and stated value of $1,000 per share, or the Preferred Stock, and 16,150,000 warrants, or the Common Warrants, to purchase an aggregate of 16,150,000 shares of our common stock, par value $0.001 per share, or Common Stock, to certain institutional investors pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement, dated January 12, 2022, by and between us and the investors signatory thereto, or the Securities Purchase Agreement. The Preferred Stock is convertible into an aggregate of 19,000,000 shares of Common Stock at an initial conversion price of $0.40 per share at any time after the effective date of an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse split of the outstanding shares of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20 (the “Reverse Split Amendment”). Each Common Warrant will have an exercise price of $0.48, will become exercisable on the later of (a) the effective date of the Reverse Split Amendment and (b) six months following the date of issuance (such date the “Initial Exercise Date”), and will expire five years after such Initial Exercise Date. We are also registering an aggregate of up to 36,480,000 shares of our Common Stock issuable upon the conversion of the Preferred Stock or exercise of the Common Warrants and the Placement Agent Warrants.

We have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying base prospectus. We have agreed to pay the Placement Agent the fees set forth in the table below in connection with this offering, which assumes that we sell all of the securities we are offering hereby. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 1,330,000 shares of our Common Stock, or the Placement Agent Warrants, to the Placement Agent, or its designees, as part of the compensation payable to the Placement Agent. The Placement Agent Warrants will have an exercise price of $0.50 per share, will become exercisable on the later of (a) the effective date of the Reverse Split Amendment, and (b) six months following the date of issuance, and will expire five years following the commencement of the sales pursuant to this offering. See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for more information regarding these arrangements.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “AVGR.” On January 11, 2022, the closing price of our Common Stock was $0.48 per share. There is no established public trading market for the Preferred Stock and the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock and the Common Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Common Warrants will be limited.

Investing in our securities involves a high degree of risk, including that the trading price of our Common Stock has been subject to volatility. Please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus.

__________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Preferred Share	Total
Offering price	$1,000.00	$7,600,000.00
Placement Agent’s fees(1)	$70.00	$532,000.00
Proceeds, before expenses, to us	$930.00	$7,068,000.00

(1)

We have agreed to pay the Placement Agent an aggregate cash placement fee equal to 7.0% of the gross proceeds in this offering. In addition, we have also agreed to pay to the Placement Agent a management fee equal to 1.0% of the gross proceeds in the offering. We have also agreed to issue to the Placement Agent warrants to purchase up to an aggregate of 1,330,000 shares of Common Stock. For additional information on the placement agent’s compensation, see “Plan of Distribution” beginning on page S-24 of this prospectus supplement

___________________

H.C. Wainwright & Co.

___________________

The date of this prospectus supplement is January 12, 2022.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-230124) that we filed with the Securities and Exchange Commission, or the SEC, on March 7, 2019, and that was declared effective on March 29, 2019.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our Preferred Stock and Common Stock we may offer from time to time under our shelf registration statement, some of which does not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein, on the other hand, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are not making an offer to sell the securities covered by this prospectus supplement in any jurisdiction where the offer or sale is not permitted.

The information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

We have not authorized anyone to provide you with information other than the information that we have provided or incorporated by reference in this prospectus supplement and your reliance on any unauthorized information or representation is at your own risk. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date of this prospectus supplement and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates.

“Avinger,” “Pantheris”, “Lumivascular”, and “Tigereye” are trademarks of our company. Our logo and our other trade names, trademarks and service marks appearing in this prospectus supplement and accompanying prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus and accompanying prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included or incorporated in this prospectus regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances included herein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	the outcome of and expectations regarding our current clinical studies and any additional clinical studies we initiate;
●	our plans to modify our current products, or develop new products, to address additional indications;
●	our ability to obtain additional financing through future equity or debt financings;
●	the expected timing of 510(k) clearances by the FDA for enhanced versions of Pantheris, Ocelot and Lightbox;
●	the expected timing of 510(k) submission to the FDA, and associated marketing clearances by the FDA, for additional versions of Pantheris, Ocelot and Lightbox;
●	the expected growth in our business and our organization;
●	our expectations regarding government and third-party payor coverage and reimbursement, including the ability of Pantheris to qualify for reimbursement codes used by other atherectomy products;
●	our ability to regain and remain in compliance with the listing requirements of the Nasdaq Capital Market;
●	our ability to retain and recruit key personnel, including the continued development of our sales and marketing infrastructure;
●	our ability to obtain and maintain intellectual property protection for our products;
●	our estimates of our expenses, ongoing losses, future revenue, capital requirements and our needs for, or ability to obtain, additional financing;
●	our expectations regarding revenue, cost of revenue, gross margins, and expenses, including research and development and selling, general and administrative expenses;
●

our expectations of qualitative and quantitative effects of COVID-19 to the extent discussed, as well as any expectations of recovery from or forward looking short-term or long-term implications thereof;

●	the effects of the COVID-19 pandemic on our business and results of operations;
●	our ability to identify and develop new and planned products and acquire new products;
●	our financial performance;
●	our ability to remain in compliance with laws and regulations that currently apply or become applicable to our business, both in the United States and internationally; and
●	developments and projections relating to our competitors or our industry.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. These risks should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risks described under the heading “Risk Factors.” Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks. All forward-looking statements in this prospectus speak only as of the date made and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated in this prospectus supplement or the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Avinger,” “the Company,” “we,” “us” and “our” in this prospectus supplement and accompanying prospectus refer to Avinger, Inc., and its subsidiaries.

Company Overview

We are a commercial-stage medical device company that designs, manufactures and sells image-guided, catheter-based systems that are used by physicians to treat patients with peripheral artery disease, or PAD. Patients with PAD have a build-up of plaque in the arteries that supply blood to areas away from the heart, particularly the pelvis and legs. Our mission is to significantly improve the treatment of vascular disease through the introduction of products based on our Lumivascular platform, the only intravascular image-guided system available in this market.

We design, manufacture, and sell a suite of products in the United States and select international markets. We are located in Redwood City, California. Our current Lumivascular platform consists of our Lightbox imaging console, the Ocelot family of catheters, which are designed to allow physicians to penetrate a total blockage in an artery, known as a chronic total occlusion, or CTO, and the Pantheris family of catheters, our image-guided atherectomy family of catheters which is designed to allow physicians to precisely remove arterial plaque in PAD patients. We received CE Marking for our original Ocelot product in September 2011 and received from the U.S. Food and Drug Administration, or FDA, 510(k) clearance in November 2012. We received 510(k) clearance from the FDA for commercialization of Pantheris in October 2015. We received an additional 510(k) clearance for an enhanced version of Pantheris in March 2016 and commenced sales of Pantheris in the United States and select European countries promptly thereafter. In May 2018, we received 510(k) clearance from the FDA for our current next-generation version of Pantheris. In April 2019, we received 510(k) clearance from the FDA for our Pantheris SV, a version of Pantheris targeting smaller vessels, and commenced sales in July 2019.

In September 2020, we received 510(k) clearance of Tigereye, a next-generation CTO crossing system utilizing Avinger’s proprietary image-guided technology platform. Tigereye is a product line extension of Avinger’s Ocelot family of image-guided CTO crossing catheters. Its design elements include an upgrade of the image capture rate to provide high definition, real-time intravascular imaging similar to our Pantheris image-guided atherectomy system and a user-controlled deflectable tip designed to assist in steerability within the lumen. Tigereye also features a new distal tip configuration with faster rotational speeds designed to penetrate challenging lesions. The Tigereye catheter has a working length of 140 cm and 5 French sheath compatibility for treatment of lesions in the peripheral vessels both above and below the knee. The product became available in October 2020 for first cases in the U.S on a limited basis and launched commercially in January 2021.

Current treatments for PAD, including bypass surgery, can be costly and may result in complications, high levels of post-surgery pain, and lengthy hospital stays and recovery times. Minimally invasive, or endovascular, treatments for PAD include stenting, angioplasty, and atherectomy, which is the use of a catheter-based device for the removal of plaque. These treatments all have limitations in their safety or efficacy profiles and frequently result in recurrence of the disease, also known as restenosis. We believe one of the main contributing factors to high restenosis rates for PAD patients treated with endovascular technologies is the amount of vascular injury that occurs during an intervention. Specifically, these treatments often disrupt the membrane between the outermost layers of the artery, which is referred to as the external elastic lamina, or EEL.

We believe our Lumivascular platform is the only technology that offers real-time visualization of the inside of the artery during PAD treatment through the use of optical coherence tomography, or OCT, a high resolution, light-based, radiation-free imaging technology. Our Lumivascular platform provides physicians with real-time OCT images from the inside of an artery, and we believe Ocelot and Pantheris are the first products to offer intravascular visualization during CTO crossing and atherectomy, respectively. We believe this approach will significantly improve patient outcomes by providing physicians with a clearer picture of the artery using radiation-free image guidance during treatment, enabling them to better differentiate between plaque and healthy arterial structures. Our Lumivascular platform is designed to improve patient safety by enabling physicians to direct treatment towards the plaque, while avoiding damage to healthy portions of the artery.

During the first quarter of 2015, we completed enrollment of patients in VISION, a clinical trial designed to support our August 2015 510(k) submission to the FDA for our Pantheris atherectomy device. VISION was designed to evaluate the safety and efficacy of Pantheris to perform atherectomy using intravascular imaging and successfully achieved all primary and secondary safety and efficacy endpoints. We believe the data from VISION allows us to demonstrate that avoiding damage to healthy arterial structures, and in particular disruption of the external elastic lamina, which is the membrane between the outermost layers of the artery, reduces the likelihood of restenosis, or re-narrowing, of the diseased artery. Although the original VISION study protocol was not designed to follow patients beyond six months, we worked with 18 of the VISION sites to re-solicit consent from previous clinical trial patients in order for them to evaluate patient outcomes through 12 and 24 months following initial treatment. Data collection for the remaining patients from participating sites was completed in May 2017, and we released the final 12- and 24-month results for a total of 89 patients in July 2017.

During the fourth quarter of 2017, we began enrolling patients in INSIGHT, a clinical trial designed to support a submission to the FDA to expand the indication for our Pantheris atherectomy device to include in-stent restenosis. Patient enrollment began in October 2017 and was completed in 2021. Patient outcomes will be evaluated at thirty days, six months and one year following treatment. In July 2021, we submitted a 510(k) application with the FDA seeking a specific indication for treating in-stent restenosis with Pantheris using the data collected and analyzed from INSIGHT. We received clearance from the FDA for this 510(k) application in November 2021.

We have continued development efforts on the next-generation of the Lightbox imaging console, the Lightbox 3, which is being designed to provide enhanced real-time video imaging capabilities in a much smaller form factor and at a lower cost. We filed a 510(k) submission for the Lightbox 3 in August 2021.

We focus our direct sales force, marketing efforts and promotional activities on interventional cardiologists, vascular surgeons, and interventional radiologists. We also work on developing strong relationships with physicians and hospitals that we have identified as key opinion leaders. Although our sales and marketing efforts are directed at these physicians because they are the primary users of our technology, we consider the hospitals and medical centers where the procedure is performed to be our customers, as they typically are responsible for purchasing our products. We are designing additional future products to be compatible with our Lumivascular platform, which we expect to enhance the value proposition for hospitals to invest in our technology. Pantheris qualifies for existing reimbursement codes currently utilized by other atherectomy products, further facilitating adoption of our products.

We have assembled a team with extensive medical device development and commercialization experience in both start-up and large, multi-national medical device companies. We assemble all of our products at our manufacturing facility but certain critical processes, such as coating and sterilization, are performed by outside vendors. We expect our current manufacturing facility in California will be sufficient through at least 2022.

Recent Developments

In December 2021, we paid Series A preferred stock dividends of approximately $4.2 million through the issuance of 4,175 shares of Series A preferred stock. The additional shares of Series A preferred stock will only be convertible into Common Stock following such time as the Company’s stockholders approve an increase of the authorized number of shares of capital stock from 105,000,000 shares to 130,000,000 and the authorized number of shares of Common Stock from 100,000,000 shares to 125,000,000 shares. If the Series A Preferred Stock becomes convertible into Common Stock, it will be convertible into that number of shares of Common Stock of the Company determined by dividing $1,000 by the conversion price of $20.00, subject to certain anti-dilution protections and beneficial ownership limitations.

Special Meeting of Stockholders

Promptly after the closing of this offering, the Company will call a special meeting of its stockholders (the “Special Meeting”), to consider a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to effect a reverse split of the outstanding shares of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20 (the “Reverse Split Amendment”).

The approval of the Reverse Split Amendment will require the affirmative votes of a majority of the combined voting power of the outstanding shares of Common Stock and Preferred Stock, voting together, present in person or represented by proxy and entitled to vote on the proposal. The holders of Common Stock have the right to cast one (1) vote per share of Common Stock on the Reverse Split Amendment. The holders of Preferred Stock have the right to cast 750,000 votes per share of Preferred Stock on the Reverse Split Amendment, provided that such votes cast by the holders of Preferred Stock must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Reverse Split Amendment Therefore, the holders of a significant portion of the Common Stock outstanding must vote their shares at the Special Meeting in order for the Reverse Split Amendment to pass.

Company Information

We were incorporated in Delaware on March 8, 2007. Our principal executive offices are located at 400 Chesapeake Drive, Redwood City, CA 94063, and our telephone number is (650) 241-7900. Our website address is www.avinger.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

We make available, free of charge on our corporate website at www.avinger.com, copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, and all amendments to these reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission, or the SEC, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. We also show detail about stock trading by corporate insiders by providing access to SEC Forms 3, 4 and 5. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this filing. Further, our references to the URLs for these websites are intended to be inactive textual references only.

THE OFFERING

Preferred Stock offered by us

7,600 shares of Preferred Stock, each share initially convertible into 2,500 shares of Common Stock, for an aggregate of 19,000,000 shares of Common Stock issuable upon conversion of the Preferred Stock, at an offering price of $1,000 per share of Preferred Stock and associated Common warrant and at an initial conversion price of $0.40 per share. The shares of Preferred Stock will be convertible into shares of Common Stock at any time after the effective date of the Reverse Split Amendment.

Common Warrants offered by us

We are offering Common Warrants to purchase up to an aggregate of 16,150,000 shares of Common Stock. Each Common Warrant will have an exercise price of $0.48, will become exercisable on the later of (a) the effective date of the Reverse Split Amendment, and (b) six months following the date of issuance (such date the “Initial Exercise Date”), and will expire five years after such date.

Placement Agent Warrants offered by us

We will also issue Placement Agent Warrants to purchase up to an aggregate of 1,330,000 shares of Common Stock. Each Placement Agent Warrant will have an exercise price of $0.50, will become exercisable on the later of (a) the effective date of the Reverse Split Amendment, and (b) six months following the date of issuance, and will expire five years following the commencement of sales pursuant to this offering. See “Plan of Distribution.”

Common stock to be outstanding after this offering	114,562,955 shares of Common Stock (assuming the issuance of all of the shares of Common Stock upon the conversion of the Preferred Stock, but not assuming the exercise of the Common Warrants or the Placement Agent Warrants) (the shares of Preferred Stock will not be convertible until the effective date of the Reverse Split Amendment)

Use of proceeds

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include research and development of our Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of our sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. We may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on our debt; however, we currently have no binding agreements or commitments to complete any such transactions or to make any such principal repayments from the proceeds of this offering, although we do look for such acquisition opportunities. See “Use of Proceeds” on page S-11.

Risk factors

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-6 of this prospectus supplement and under the similar heading in the accompanying prospectus and the other information included or incorporated by reference herein or therein.

Nasdaq Capital Market symbol

“AVGR.” There is no established public trading market for the Preferred Stock and the Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock and the Common Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and the Common Warrants will be limited.

The number of shares of Common Stock to be outstanding immediately after this offering is based on 95,562,955 shares of our Common Stock outstanding as of September 30, 2021 and excludes (in each case as of September 30, 2021):

•	6,656 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $1,202.91 per share;
•

2,949,550 shares of Common Stock issuable upon conversion of outstanding preferred stock, comprised of 2,609,550 shares of Common Stock issuable upon conversion of outstanding Series A preferred stock and 340,000 shares of Common Stock issuable upon conversion of outstanding Series B preferred stock;

•

2,645,690 shares of Common Stock issuable upon exercise of outstanding warrants, comprised of 897,900 shares of Common Stock issuable upon exercise of outstanding Series 1 Warrants, 870,950 shares of Common Stock issuable upon exercise of outstanding Series 2 Warrants, and 876,840 shares of Common Stock issuable upon exercise of outstanding warrants;

•	204,452 unvested restricted stock units;
•

167,429 shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan, or our 2015 Plan, and any additional shares that become available under our 2015 Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

•	92,170 shares of Common Stock reserved for future issuance under our Officer and Director Share Purchase Plan, or ODPP; and
•	the effect of the “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding Series B preferred stock.

Unless otherwise indicated, the information in this prospectus supplement, including the number of shares outstanding after this offering, does not reflect the issuance of shares of Common Stock underlying the Common Warrants or Placement Agent Warrants, or any of the following transactions or events that occurred after September 30, 2021:

•

the issuance of 4,175 additional shares of Series A preferred stock in payment of dividends payable on outstanding shares of Series A preferred stock issued in December 2021, and 208,750 shares of Common Stock underlying such additional shares of Series A preferred stock; and

•	the issuance, exercise, vesting, expiration or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to other information contained in this prospectus supplement and in the accompanying prospectus, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and in any other documents incorporated by reference into this prospectus, as updated by our future filings. These risks are not the only ones faced by us. Additional risks not known or that are deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Any of these risks might cause you to lose all or a part of your investment.

Risks Related to this Offering

We do not have a sufficient number of shares of authorized but unissued shares of Common Stock to offer such shares in this offering.

We are making an offer to sell shares of our Preferred Stock, and the accompanying Common Warrants because we do not currently have sufficient authorized but unissued shares of Common Stock to issue in this offering. The Preferred Stock has “supermajority” voting rights in that the holders of Preferred Stock will be able to vote the shares of Preferred Stock with the Common Stock, as a single class, at the Special Meeting. Each vote of Preferred Stock will entitle the holder to cast 750,000 votes per Preferred Stock share at the Special Meeting. We needed to offer this Preferred Stock with supermajority voting rights because, to date, we have not been able to obtain the necessary vote of stockholders to approve amendments to our Charter to increase the number of shares of Common Stock available for issuance, despite a lengthy annual meeting solicitation process, and expenses associated with the use of a proxy solicitor. The issuance of shares with supermajority voting rights could be viewed negatively by our Common Stock holders and make it more difficult for us to successfully amend our Charter to increase the number of authorized shares of Common Stock. Supermajority voting rights are an option approved by Nasdaq in only limited circumstances.

We cannot be certain that, even with the supermajority voting rights of the Preferred Stock, the stockholders will approve the Reverse Split Amendment at the Special Meeting. Under the Securities Purchase Agreement, we must continue to call and hold special meetings of our stockholders until one of the Reverse Split Amendment is approved. Special meetings are expensive and time consuming, and the need to hold multiple meetings may distract management’s attention to our business. If the Reverse Split Amendment is not approved, this could have a material adverse impact on our capital raising alternatives and financial condition.

If you purchase Preferred Stock and Common Warrants sold in this offering, you will not be able to convert the Preferred Stock to Common Stock or exercise the Common Warrants until after the effective date of the Reverse Split Amendment.

The Preferred Stock cannot be converted until the Reverse Split Amendment has become effective. We must count the votes of the Preferred Stock cast in the same proportion as the aggregate shares of Common Stock voted on the Reverse Split Amendment. That could negatively affect our ability to obtain stockholder approval of the Reverse Split Amendment. The Company has the right to mandatorily convert the Preferred Stock to Common Stock after the effectiveness of the Reverse Split Amendment, subject to the satisfaction of certain conditions, but until that time the supermajority voting rights continue as long as the Reverse Split Amendment has not been approved and become effective. In addition, the Common Warrants and Placement Agent Warrants will not be exercisable until the later of (i) six months from the date of issuance and (ii) the effective date of the Reverse Split Amendment. Therefore, investors who purchase shares of Preferred Stock and Common Warrants will not be able to convert or exercise such securities at least until the Reverse Split Amendment becomes effective. There is no guarantee that we will obtain shareholder approval of the Reverse Split Amendment or that the Preferred Stock and Common Warrants will become convertible or exercisable, respectively. Further, if the Preferred Stock and Common Warrants remain outstanding for any prolonged period of time, a negative impact on the trading of our Common Stock could occur, including a reduction in the market price of our Common Stock.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the effective price per share of common stock issuable upon exercise of the Common Warrants and Placement Agent Warrants, and conversion of the Preferred Stock is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of the common stock issuable upon the exercise of the Common Warrants and Placement Agent Warrants, and the conversion of the Preferred Stock issued in this offering. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase Preferred Stock and Warrants in this offering.

If we seek future capital financing transactions, investors in this offering could experience significant dilution in the future.

In order to raise additional capital, and following the effective date of the Reverse Split Amendment, we believe that we will offer and issue additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in the future. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by purchasers in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

In addition, as we grow our business, we may seek to rely more heavily on capital raising transactions to fund our operations, raise capital to retire our debt and other corporate purposes. If the Reverse Split Amendment does not provide for a sufficient number of shares of Common Stock for future financings, we may need to initiate the Charter amendment approval process again, which could have an adverse impact on our financial condition.

Further, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

The Preferred Stock and Common Warrants are not listed for trading on any exchange, so the ability to trade the shares of Preferred Stock and Common Warrants is limited.

There is no established public trading market for the Preferred Stock and Common Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the Preferred Stock or Common Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Preferred Stock and Common Warrants will be limited.

The market price of our Common Stock may be volatile, and the value of your investment could decline significantly.

The trading price for our Common Stock has been, and we expect it to continue to be, volatile. The price at which our Common Stock trades depends upon a number of factors, including our historical and anticipated operating results, our ability to meet our own financial projections or those of analysts who follow our company, our financial situation, announcements of technological innovations or new products by us or our competitors, our ability or inability to raise the additional capital we may need and the terms on which we raise it, and general market and economic conditions, some of which are beyond our control. These broad market fluctuations may lower the market price of our Common Stock and affect the volume of trading in our stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company. See the section entitled “Use of Proceeds” in this prospectus supplement for a more detailed discussion of our expected use of the net proceeds from this offering.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs and our failure to obtain additional financing when needed could force us to delay, reduce or eliminate our product development programs and commercialization efforts or cause us to become insolvent.

We believe that our cash and cash equivalents at September 30, 2021, proceeds from this offering and expected revenues from operations, will be sufficient to satisfy our capital requirements and fund our operations through at least the second quarter of 2023. We will need to raise additional funds through future equity or debt financings within the next twelve months to meet our operational needs and capital requirements for product development, clinical trials and commercialization and may subsequently require additional fundraising.

To date, we have financed our operations primarily through sales of our products and net proceeds from the issuance of our preferred stock and debt financings, our “at-the-market” program, our initial public offering, or IPO, and our follow-on public offerings. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations. We cannot be certain that additional capital will be available as needed on acceptable terms, or at all. In the future, we may require additional capital in order to (i) continue to conduct research and development activities, (ii) conduct post-market clinical studies, as well as clinical trials to obtain regulatory clearances and approvals necessary to commercialize our Lumivascular platform products, (iii) expand our sales and marketing infrastructure and (iv) acquire complementary businesses, technologies or products; or (v) respond to business opportunities, challenges, a decline in sales, increased regulatory obligations or unforeseen circumstances. Our future capital requirements will depend on many factors, including:

●	the degree of success we experience in commercializing our Lumivascular platform products, particularly Pantheris, and any future versions of such products;
●	the costs, timing and outcomes of clinical trials and regulatory reviews associated with our future products;
●	the costs and expenses of maintaining or expanding our sales and marketing infrastructure and our manufacturing operations;
●	the costs and timing of developing variations of our Lumivascular platform products, especially Pantheris and, if necessary, obtaining FDA clearance of such variations;
●	the extent to which our Lumivascular platform is adopted by hospitals for use by interventional cardiologists, vascular surgeons and interventional radiologists in the treatment of PAD;
●	the number and types of future products we develop and commercialize;
●	the costs of defending ourselves against future litigation;
●	the costs of preparing, filing and prosecuting patent applications and maintaining, enforcing and defending intellectual property-related claims; and
●	the extent and scope of our general and administrative expenses.

We may raise additional funds in equity or debt financings or enter into credit facilities in order to access funds for our capital needs. Any debt financing obtained by us in the future would cause us to incur additional debt service expenses and could include restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and pursue business opportunities. In addition, due to our current level of debt, future equity investors may require that we convert all or a portion of our debt to equity, and our debtholders may not agree to such terms. If we raise additional funds through further issuances of equity or convertible debt securities, and/or if we convert all or a portion of our existing debt to equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our Common Stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, we may terminate or delay the development of one or more of our products, delay clinical trials necessary to market our products, delay establishment of sales and marketing capabilities or other activities necessary to commercialize our products, and significantly scale back our operations, or we may become insolvent. If this were to occur, our ability to continue to grow and support our business and to respond to business challenges could be significantly limited.

We have outstanding shares of convertible preferred stock, some of which contain full-ratchet anti-dilution protection, which may cause significant dilution to our stockholders.

As of September 30, 2021, we had outstanding 95,562,955 shares of Common Stock. As of that date we had outstanding 85 shares of Series B convertible preferred stock convertible into an aggregate of 340,000 shares of Common Stock and 52,191 shares of Series A convertible preferred stock convertible, subject to certain conditions, into an aggregate of 2,609,550 shares of Common Stock. The issuance of shares of Common Stock upon the conversion of such shares of preferred stock would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our Common Stock and would increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

The shares of Series B preferred stock contain full-ratchet anti-dilution provisions which, subject to limited exceptions, would reduce the conversion price of the Series B preferred stock (and increase the number of shares issuable) in the event that we in the future issue Common Stock, or securities convertible into or exercisable to purchase Common Stock, at price per share lower than the conversion price then in effect. Our outstanding 85 shares of Series B preferred stock are, prior to this offering, convertible into 340,000 shares of Common Stock at a conversion price of $0.25 per share. This full ratchet anti-dilution provision would be triggered by the future issuance by us of shares of our Common Stock or Common Stock equivalents at a price per share below the then-conversion price of the Series B preferred stock, subject to limited exceptions.

The certificate of designation for our Series A preferred stock currently provides that shares of such Series A preferred stock will not be convertible into shares of our Common Stock until our stockholders have approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 125,000,000. Our Board of Directors may determine to remove this requirement. If our stockholders approve such amendment to our Amended and Restated Certificate of Incorporation or if our Board of Directors otherwise determines to amend the certificate of designation for our Series A preferred to remove such requirement, shares of Series A preferred stock may be converted into shares of our Common Stock, which will result in dilution to our stockholders.

The Series A preferred stock has a liquidation preference senior to our Common Stock and Series B preferred stock.

Our Series A preferred stock has a liquidation preference that gets paid prior to any payment on our Common Stock (including shares issuable upon the exercise of our outstanding warrants) and Series B preferred stock. As a result, if we were to dissolve, liquidate, merge with another company or sell our assets, the holders of our Series A preferred stock would have the right to receive up to approximately $52.2 million, plus any unpaid dividends from any such transaction before any amount is paid to the holders of our Series B preferred stock, Series D preferred stock, or Common Stock or pursuant to the redemption rights in the warrants for fundamental transactions. The payment of the liquidation preferences could result in common stockholders, Series B preferred stockholders, Series D preferred stockholders, and warrant holders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. In December 2020 we paid Series A preferred stock dividends of $3.9 million through the issuance of 3,866 shares of Series A preferred stock, and in December 2021, we paid Series A preferred stock dividends of $4.2 million through the issuance of 4,175 shares of Series A preferred stock.

The existence of the liquidation preferences may reduce the value of our Common Stock, make it harder for us to sell shares of Common Stock in offerings in the future, or prevent or delay a change of control.

Future sales of our Common Stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 30, 2021, we had 95,562,955 shares of Common Stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance.

Risks Related to our Common Stock

Nasdaq may delist our securities from its exchange, which could harm our business and limit our stockholders’ liquidity.

Our Common Stock is currently listed on the Nasdaq Capital Market, which has qualitative and quantitative listing criteria. However, we cannot assure you that our Common Stock will continue to be listed on Nasdaq in the future. In order to continue listing our Common Stock on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity and a minimum number of holders of our Common Stock.

On September 22, 2021, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price for our listed securities was less than $1 for the previous 30 consecutive business days. We have a period of 180 calendar days, or until March 21, 2022, to regain compliance with the rule referred to in this paragraph. To regain compliance, during the 180 day period, the bid price of our Common Stock must close at $1 or more for a minimum of ten consecutive business days. The notice has no present impact on the listing of our securities on Nasdaq.

If we do not regain compliance during such 180-day period, we may be eligible for an additional 180 calendar days, provided that we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq except for Nasdaq Listing Rule 5550(a)(2), and provides a written notice of its intention to cure this deficiency during the second compliance period. If it appears to Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, we will receive written notification that our securities are subject to delisting. At that time, we may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.

In the event that Nasdaq does, in the future, delist our Common Stock and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;
●	reduced liquidity for our securities;
●

a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If our Common Stock continues to be listed on Nasdaq, our Common Stock will be a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law or our certificate of incorporation or bylaws (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers or employees. If a court were to find the choice of forum provision contained in our certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement, and accompanying prospectus, after deducting placement agent’s fees and estimated offering expenses payable by us will be approximately $6.7 million.

We intend to use net proceeds from this offering for working capital and general corporate purposes, which may include research and development of our Lumivascular platform products, preclinical and clinical trials and studies, regulatory submissions, expansion of our sales and marketing organizations and efforts, intellectual property protection and enforcement and capital expenditures. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. We may use a portion of the net proceeds to acquire complementary products, technologies or businesses or to repay principal on our debt; however, we currently have no binding agreements or commitments to complete any such transactions or to make any such principal repayments from the proceeds of this offering, although we do look for such acquisition opportunities. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our Common Stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

Our net tangible book value as of September 30, 2021 was $11.6 million, or $0.12 per share of common stock based upon 95,562,955 shares outstanding. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of shares of common stock outstanding as of September 30, 2021.

After giving effect to our issuance and sale of 7,600 shares of Preferred Stock and Common Warrants to purchase 16,150,000 shares of common stock in this offering, at the offering price of $0.40, and the issuance of Placement Agent Warrants to purchase 1,330,000 shares of common stock, assuming the conversion of all shares of our Preferred Stock sold in this offering into 19,000,000 shares of our common stock, and after deducting placement agent fees and estimated offering expenses payable by us, and assuming no exercise of the Common Warrants or Placement Agent Warrants offered hereby, and that no value is attributed to such Common Warrants or Placement Agent Warrants and that such Common Warrants and Placement Agent Warrants are classified as and accounted for as equity, our net tangible book value as of September 30, 2021 would have been $14.7 million, or $0.15 per share. This represents an immediate increase in net tangible book value of $0.04 per share to existing stockholders and an immediate dilution in net tangible book value of $0.24 per share of common stock to investors participating in this offering. This calculation excludes the proceeds, if any, from the exercise of Common Warrants and Placement Agent Warrants.

The following table illustrates this dilution on a per share basis:

Conversion price of Preferred Stock		$0.40
Net tangible book value per share of common stock as of September 30, 2021	$0.12
Increase in net tangible book value per share of common stock attributable to new investors in this offering	0.04

Net tangible book value per share of common stock as of September 30, 2021 after giving effect to this offering		$0.16

Dilution in net tangible book value per share of common stock to new investors in this offering		$0.24

The number of shares of Common Stock to be outstanding immediately after this offering is based on 95,562,955 shares of our Common Stock outstanding as of September 30, 2021 and excludes (in each case as of September 30, 2021):

•	6,656 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $1,202.91 per share;
•

2,949,550 shares of Common Stock issuable upon conversion of outstanding preferred stock, comprised of 2,609,550 shares of Common Stock issuable upon conversion of outstanding Series A preferred stock and 340,000 shares of Common Stock issuable upon conversion of outstanding Series B preferred stock;

•

2,645,690 shares of Common Stock issuable upon exercise of outstanding warrants, comprised of 897,900 shares of Common Stock issuable upon exercise of outstanding Series 1 Warrants, 870,950 shares of Common Stock issuable upon exercise of outstanding Series 2 Warrants, and 876,840 shares of Common Stock issuable upon exercise of outstanding warrants;

•	204,452 unvested restricted stock units;
•

167,429 shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan, or our 2015 Plan, and any additional shares that become available under our 2015 Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

•	92,170 shares of Common Stock reserved for future issuance under our Officer and Director Share Purchase Plan, or ODPP; and
•	the effect of the “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding Series B preferred stock.

Unless otherwise indicated, the information in this prospectus supplement, including the number of shares outstanding after this offering, does not reflect the issuance of shares of Common Stock underlying the Common Warrants or Placement Agent Warrants, or any of the following transactions or events that occurred after September 30, 2021:

•

the issuance of 4,175 additional shares of Series A preferred stock in payment of dividends payable on outstanding shares of Series A preferred stock issued in December 2021, and 208,750 shares of Common Stock underlying such additional shares of Series A preferred stock; and

•	the issuance, exercise, vesting, expiration or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

●	on an actual basis; and
●

on an as adjusted basis giving effect to the issuance and sale of 7,600 shares of Preferred Stock in this offering at the stated value of $1,000 per share and 16,150,000 shares of Common Stock underlying the Common Warrants sold in this offering, and 1,330,000 shares of Common Stock underlying the Placement Agent Warrants sold in this offering, before deducting placement agent’s compensation and other estimated offering expenses payable by us, and assuming no exercise of the Common Warrants or Placement Agent Warrants offered hereby, and that no value is attributed to such Common Warrants or Placement Agent Warrants and such Common Warrants and Placement Agent Warrants are classified and accounted for as equity.

You should read this table together with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2020, including the historical financial statements and related notes included in each of those reports.

	As of September 30, 2021
(unaudited, amounts in thousands except for share and per share information)	Actual	As Adjusted
Cash and cash equivalents	$23,078	$29,785
Borrowings	$11,853	$11,853
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized, 52,276 shares issued and outstanding, actual, and as adjusted	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 95,562,955 shares issued and outstanding (actual); 114,562,955 shares (as adjusted)	96	115
Additional paid-in capital	391,227	397,915
Accumulated deficit	(379,757)	(379,757)
Total stockholders' equity	11,566	18,273
Total capitalization	$33,738	30,126

There were 52,191 shares of Series A preferred stock and 85 shares of Series B preferred stock outstanding as of September 30, 2021. The number of shares of Common Stock in the table above is based on 95,562,955 shares outstanding as of September 30, 2021, and excludes (in each case as of September 30, 2021):

•	6,656 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted average exercise price of $1,202.91 per share;
•

2,949,550 shares of Common Stock issuable upon conversion of outstanding preferred stock, comprised of 2,609,550 shares of Common Stock issuable upon conversion of outstanding Series A preferred stock and 340,000 shares of Common Stock issuable upon conversion of outstanding Series B preferred stock;

•

2,645,690 shares of Common Stock issuable upon exercise of outstanding warrants, comprised of 897,900 shares of Common Stock issuable upon exercise of outstanding Series 1 Warrants, 870,950 shares of Common Stock issuable upon exercise of outstanding Series 2 Warrants, and 876,840 shares of Common Stock issuable upon exercise of outstanding warrants;

•	204,452 unvested restricted stock units;
•

167,429 shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan, or our 2015 Plan, and any additional shares that become available under our 2015 Plan pursuant to provisions thereof that automatically increase the share reserve under the plan each year;

•	92,170 shares of Common Stock reserved for future issuance under our Officer and Director Share Purchase Plan, or ODPP; and
•	the effect of the “full-ratchet” anti-dilution adjustment of the conversion price of our outstanding Series B preferred stock.

Unless otherwise indicated, the information in this prospectus supplement, including the number of shares outstanding after this offering, does not reflect the issuance of shares of Common Stock underlying the Common Warrants or Placement Agent Warrants, or any of the following transactions or events that occurred after September 30, 2021:

•

the issuance of 4,175 additional shares of Series A preferred stock in payment of dividends payable on outstanding shares of Series A preferred stock issued in December 2021, and 208,750 shares of Common Stock underlying such additional shares of Series A preferred stock; and

•	the issuance, exercise, vesting, expiration or forfeiture of any additional equity awards under our equity incentive plans or stock purchase plans.

DESCRIPTION OF SECURITIES

Series D Convertible Preferred Stock

The Company is offering up to 7,600 shares of its Series D Convertible Preferred Stock in this offering, with a stated value of $1,000 per share. The following are the principal terms of the Preferred Stock:

Dividends

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid.

Voting Rights

The Preferred Stock has no voting rights, except:

●

the right to vote, with the holders of Common Stock, as a single class, with each share of Preferred Stock entitled to 750,000 votes per share, on any resolution presented to stockholders for the purpose of obtaining approval of an amendment to the Charter to effect a reverse split of the outstanding shares of the Company’s Common Stock at a ratio between 1-for-5 and 1-for-20 (the “Reverse Split Approval”); provided, that the Company shall be obligated to count the votes of the Preferred Stock in the same proportion as the aggregate shares of the Common Stock vote on the Reverse Split Proposal; and

●

otherwise, as long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change the powers, preferences or rights given to the Preferred Stock or alter or amend the Charter in a manner adverse to the holders, (b) amend its certificate of incorporation or other charter documents in a manner adverse to the holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the then holders of the Preferred Stock shall be entitled to receive out of the assets of the Company, prior to any payment to holders of Common Stock but after any payment due to holders of the Company’s Series A Preferred Stock, a liquidation preference equal to $0.01 per share of Preferred Stock. In addition to and after payment in full of such preference amount, and subject to any senior rights of holders of the Company’s Series A Preferred Stock, holders of the Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Preferred Stock were fully converted (disregarding for such purposes any conversion limitations in the Certificate of Designation) to Common Stock which amounts shall be paid pari passu with all holders of Common Stock.

Conversion

The Preferred Stock will be convertible into Common Stock (the “Conversion Shares”) at any time after the effective date of the Reverse Split Amendment. Such converted shares of Common Stock are referred to as the Conversion Shares in this prospectus supplement. The conversion rate, subject to adjustment as set forth in the Certificate of Designation, is determined by dividing the stated value of the Preferred Stock by $0.40, or the Conversion Price. The Conversion Price can be adjusted as set forth in the Certificate of Designation for stock dividends and stock splits or the occurrence of a fundamental transaction (as defined below). Upon conversion the shares of Preferred Stock shall resume the status of authorized but unissued shares of preferred stock of the Company.

Mandatory Conversion

In certain circumstances, the Company may require the conversion of the Preferred Stock (the “Mandatory Conversion”). After the effective date of the Reverse Split Amendment, or, if all of the Equity Conditions (as described below) are not satisfied on such date, on the first such date, if and only if such date is within and no later than 15 Trading Days after the effective date of the Reverse Split Amendment, that all of the Equity Conditions are satisfied (the “Mandatory Conversion Date”), we shall deliver written notice of the Mandatory Conversion to all holders on the Mandatory Conversion Date and, on such Mandatory Conversion Date, we shall convert all of each holder’s shares of Preferred Stock into Conversion Shares at the then effective Conversion Price on the Mandatory Conversion Date. The Equity Conditions that must be met are: (a) the Company shall have paid all liquidated damages and other amounts owing to the applicable holder in respect of the Preferred Stock, (b)(i) there is an effective registration statement pursuant to which either (A) the Company may issue Conversion Shares or (B) the holders are permitted to utilize the prospectus thereunder to resell all of the shares of Common Stock issuable under the Preferred Stock and the Warrants (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares (and shares issuable in lieu of cash payments of dividends) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected holders or (iii) all of the Conversion Shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act and immediately resold without restriction, (c) the Common Stock is trading on a trading market and all of the shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants are listed or quoted for trading on such trading market (and the Company believes, in good faith, that trading of the Common Stock on a trading market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Preferred Stock and the Warrants, (e) shareholder approval of the Reverse Split Amendment shall have been received and effective, (f) the issuance of the shares in question to the applicable holder would not violate the limitations set forth in Section 6(d) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or change of control transaction that has not been consummated, (h) the applicable holder is not in possession of any information provided by the Company, any of its subsidiaries, or any of their officers, directors, employees, agents or affiliates, that constitutes, or may constitute, material non-public information and (i) the Company shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more notices of conversion of the applicable holder on or prior to the dates so requested or required, if any.

Forced Conversion

At any time after 120 days following the Mandatory Conversion Date, if any holders still hold Preferred Stock, we can deliver a written notice to all such holders a notice (the “Forced Conversion Notice”) to cause each holder to convert all or part of such holder’s Preferred Stock. We cannot deliver a Forced Conversion Notice more than once in any 60 day period.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon conversion of Preferred Stock or to credit the holder’s balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon the holder’s conversion of Preferred Stock, in each case, by the delivery date set forth in the Certificate of Designation, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the conversion shares which the holder anticipated receiving upon such conversion, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of conversion shares that we were required to deliver to the holder in connection with the conversion at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reissue (if surrendered) the share of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our conversion and delivery obligations. In addition, if we fail to deliver to the holder any Common Stock pursuant to a valid conversion, we will be required to pay liquidated damages in the amount of $50 per trading day (increasing to $100 per trading day on the third trading day after the required delivery date and to $200 per trading day on the sixth trading day after the required delivery date) for each $5,000 of stated value of Preferred Stock being converted until such time the shares of Common Stock are delivered or the holder rescinds such conversion.

Beneficial Ownership Limitation

The Preferred Stock cannot be converted to Common Stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding Common Stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Adjustment for Stock Splits

The conversion price and the number of shares of Common Stock issuable upon the conversion of the Preferred Stock are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our Common Stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Preferred Stock, then, in each such case, the holders of the Preferred Stock shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock.

Purchase Rights

If we grant, issue or sell any shares of our Common Stock or securities exercisable for, exchangeable for or convertible into our Common Stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our Common Stock, referred to as Purchase Rights, then each holder of the Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

If a Fundamental Transaction (as defined in the Certificate of Designation and described below) occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Certificate of Designation with the same effect as if such successor entity had been named in the Certificate of Designation itself. Additionally, upon consummation of a Fundamental Transaction pursuant to which holders of shares of our Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of our Common Stock, we will make appropriate provision to ensure that the holder will thereafter have the right to receive upon conversion of the Preferred Stock at any time after the consummation of the Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Preferred Stock is convertible immediately prior to such Fundamental Transaction on the conversion of the Preferred Stock. For purposes of any such exercise, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the conversion price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any conversion of Preferred Stock, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the Certificate of Designation and will be applied without regard to any limitations on the conversion of the Preferred Stock.

Common Warrants

The Company is also offering 16,150,000 Common Warrants to purchase an aggregate of 16,150,000 shares of our Common Stock and 1,330,000 Placement Agent Warrants to purchase an aggregate of 1,330,000 shares of our Common Stock. The Placement Agent Warrants have the same term as the Common Warrants, except that the Placement Agent Warrants have an exercise price of $0.50 and will expire five years following the commencement of sales pursuant to this offering.

Each Common Warrant issued in this offering represents the right to purchase up to one share of Common Stock at an initial exercise price of $0.48 per share. Each Common Warrant may be exercised, in cash or, if no effective registration statement is available registering the issuance of the shares of Common Stock underlying the Common Warrants, by a cashless exercise, at any time beginning after the effective date of the Reverse Split Amendment, and (b) six months following the date of issuance (the “Initial Exercise Date”), and from time to time thereafter through and including the fifth anniversary of the Initial Exercise Date.

The Common Warrants will be exercisable in whole or in part by delivering to the Company a completed instruction form for exercise and complying with the requirements for exercise set forth in the Common Warrant. Payment of the exercise price may be made in cash or, if no effective registration statement is available registering the issuance of the shares of Common Stock underlying the Common Warrants, pursuant to a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrant.

No Fractional Shares

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Common Warrant. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

Failure to Timely Deliver Shares

If we fail to deliver to the holder a certificate representing shares issuable upon exercise of a Common Warrant or to credit the holder’s balance account with The Depository Trust Company for such number of shares of Common Stock to which the holder is entitled upon the holder’s exercise of the Common Warrant, in each case, by the delivery date set forth in the Common Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any Common Stock pursuant to a validly-exercised Common Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day for each $1,000 of the shares of Common Stock exercised but not delivered until such time the shares of Common Stock are delivered or the holder rescinds such exercise.

Exercise Limitation

In general, a holder will not have the right to exercise any portion of a Common Warrant if the holder (together with its Attribution Parties (as defined in the Common Warrant)) would beneficially own in excess of 4.99% or 9.99%, at the election of the holder, of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Adjustment for Stock Splits

The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Common Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, and combinations of our Common Stock.

Dividends or Distributions

If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Common Warrants, then, in each such case, the holders of the Common Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of Common Stock acquirable upon complete exercise of the Common Warrants.

Purchase Rights

If we grant, issue or sell any shares of our Common Stock or securities exercisable for, exchangeable for or convertible into our Common Stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our Common Stock, referred to as Purchase Rights, then each holder of the Common Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Common Warrant immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined, for the grant, issue or sale of such Purchase Rights.

Fundamental Transaction

If a Fundamental Transaction (as defined in the Common Warrants and described below) occurs, the holder will thereafter have the right to receive upon an exercise of the Common Warrants at any time after the consummation of the Fundamental Transaction but prior to the applicable expiration date of the Common Warrants, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Common Warrants are exercisable immediately prior to such Fundamental Transaction on the exercise of the Common Warrants. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Additionally, the Company will cause any successor entity to assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself.

If holders of our Common Stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrants, following such Fundamental Transaction. These provisions apply similarly and equally to successive Fundamental Transactions and other corporate events described in the Common Warrants and will be applied without regard to any limitations on the exercise of the warrant.

In the event of a Fundamental Transaction other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed on a trading market assumes the Common Warrant such that the Common Warrant shall be exercisable for the publicly traded common stock of such successor entity and only if such Fundamental Transaction is within the Company’s control and the consideration is in all stock in the successor entity, then, at the request of the holder, we or the successor entity shall purchase the unexercised portion of the Common Warrants from the holder by paying to the holder, on or prior to the second trading day after such request (or, if later, on the effective date of the Fundamental Transaction), an amount, in the same type or form of consideration that is being paid to holders of Common Stock in such Fundamental Transaction, equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of the Common Warrants on the date of such Fundamental Transaction, subject to certain limitations in the event of a Fundamental Transaction not within our control.

Authorized Shares

During the period the Common Warrants are outstanding, we will seek stockholder approval of the Reverse Split Amendment in order to reserve from our authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of 100% of the shares of Common Stock underlying the warrants upon the exercise of the warrants. Except and to the extent as necessary in connection with the Reverse Split Amendment or otherwise waived or consented to by the holder, we will not take any action, including, without limitation, amending our Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Common Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of holders as set forth in the Common Warrant against impairment.

Transferability

Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned. There is currently no trading market for the Common Warrants and a trading market is not expected to develop.

Rights as a Shareholder

Except as otherwise provided in the Common Warrants or by virtue of a holder’s ownership of shares of our Common Stock, the holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their warrants.

Amendments

Each Common Warrant may be amended with the written consent of the holder of such Common Warrant and us.

Listing

There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Common Warrants on any national securities exchange.

Definitions

“Black Scholes Value” means the value of the Common Warrants based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the termination date of the Common Warrants, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction, (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the termination date of the Common Warrants, and (E) a zero cost of borrow.

“Fundamental Transaction” means (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we or any of our subsidiaries, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our Common Stock (not including any shares of Common Stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

PLAN OF DISTRIBUTION

We engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our Preferred Stock and Common Warrants offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the Shares of our Preferred Stock and Common Warrants being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with certain institutional investors who have agreed to purchase the shares of Preferred Stock and Common Warrants in this offering. We will only sell to investors who have entered into securities purchase agreements. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Delivery of the shares of Preferred Stock and Common Warrants offered hereby is expected to occur on or about January 14, 2022, subject to satisfaction of certain customary closing conditions.

We have agreed to pay the placement agent an aggregate fee equal to 7.0% of the gross proceeds received in the offering. In addition, we have agreed to (i) pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in the offering, (ii) pay the placement agent $35,000 for non-accountable expenses and (iii) reimburse the placement agent for fees and expenses of legal counsel and other out-of-pocket expenses up to $80,000.

In addition, we have agreed to issue to the placement agent or its designees, at the closing of this offering, placement agent warrants (the “Placement Agent Warrants”) to purchase an aggregate of up to 1,330,000 shares of our common stock at an exercise price of $0.50 per share. The Placement Agent Warrants will become exercisable on the later of (a) the effective date of the Reverse Split Amendment, and (b) six months following the date of issuance, and will expire five years following the commencement of the sales pursuant to this offering. The Placement Agent Warrants and the shares of our Common Stock issuable upon exercise thereof are being registered hereby.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent's cash fee of 7.0% and management fee of 1.0% of the gross proceeds and expenses, will be approximately $205,488.50. After deducting the fees due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $6.7 million.

The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of the Shares of our Preferred Stock and Common Warrants pursuant to this prospectus supplement and the accompanying prospectus.

	Per Preferred Share	Total
Offering price	$1,000	$7,600,000.00
Placement agent fees	$70.00	$532,000.00
Proceeds before expenses to us	$930.00	$7,068,000.00

We have also agreed, subject to certain exceptions, until sixty (60) days following the effective date of the Reverse Split Amendment, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement or amendment or supplement thereto, other than this Prospectus Supplement or a registration statement, or amendment to a registration statement, on Form S-4 or Form S-8. In addition, subject to certain exceptions, until twelve (12) months following the filing of the Reverse Split Amendment with the Delaware Secretary of State, we shall be prohibited from effecting or entering into an agreement to effect any issuance of Common Stock (or Common Stock equivalent or a combination of units thereof) involving a transaction in which we (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Common Stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby we may issue securities at a future determined price; provided that following the period ending sixty (60) days after the effective date of the Reverse Split Amendment, we will be permitted to enter into an “at-the-market” offering with the Placement Agent.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Right of First Refusal and Tail

We have also granted the placement agent, subject to certain exceptions, a right of first refusal for a period of twelve (12) months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for any public offering, private placement, or other capital-raising financing of equity, equity-linked, or debt securities by us or any of our subsidiaries. In addition, subject to certain exceptions, in the event that any investors that were contacted by the placement agent or introduced to us by the placement agent, in each case pursuant to the engagement agreement, provide any capital to us in a public or private offering or capital-raising transaction within twelve (12) months following the termination of our engagement of the placement agent, we shall pay the placement agent the cash compensation and warrant compensation provided above on the gross proceeds from such investors.

Other Relationships

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Regulation M Compliance

The placement agent will be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our Shares of Preferred Stock or Common Warrants offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AVGR.” The Preferred Stock, Common Warrants, and Placement Agent Warrants are not listed for trading on any market.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon Dorsey & Whitney LLP, Salt Lake City, Utah. Certain legal matters will be passed upon for the placement agent by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The consolidated financial statements of Avinger, Inc. and its subsidiaries as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of Moss Adams LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of the registration statement on Form S-3 that we have filed with the SEC under the Securities Act. As permitted by the SEC’s rules, this prospectus supplement and any accompanying prospectus, which forms a part of the registration statement, do not contain all of the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or any accompanying prospectus concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus supplement about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Securities Exchange Act of 1934, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available on the website of the SEC referred to above.

We make available free of charge on or through our internet website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information found on our website, www.avinger.com, other than as specifically incorporated by reference in this prospectus supplement, is not part of this prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the annual period ended December 31, 2020, filed with the SEC on March 11, 2021;

●

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, filed with the SEC on May 6, 2021; ended June 30, 2021, filed with the SEC on August 10, 2021, and ended September 30, 2021, filed with the SEC on November 12, 2021;

●

our Current Reports on Form 8-K filed with the SEC on January 26, 2021 (other than with respect to Item 7.01), January 27, 2021, February 1, 2021, April 20, 2021, September 24, 2021, October 29, 2021, December 20, 2021, December 27, 2021, January 11, 2022 (other than with respect to Item 7.01), and January 12, 2022; and

●

the description of our Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on January 27, 2015, as updated by the description of our Common Stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, nor in any documents or other information that is deemed to have been “furnished” to and not “filed” with the SEC.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Requests for such documents should be directed to:

Avinger, Inc.
400 Chesapeake Drive

Redwood City, CA 94063
Attention: Secretary

Phone: (650) 241-7900

E-mail: stockadmin@avinger.com

mweinswig@avinger.com

You may also access the documents incorporated by reference in this prospectus supplement and the accompanying prospectus through our website at www.avinger.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus or the registration statement of which they form a part.

PROSPECTUS

$50,000,000

Avinger, Inc.

Common stock

Preferred stock

Depositary shares

Warrants

Debt securities

Subscription Rights

Units

8,705 Shares of Common Stock

Offered by the Selling Stockholders

Avinger, Inc., a Delaware corporation (“Avinger”), may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling stockholders may from time to time offer and sell up to 8,705 shares of our common stock.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See the section titled “Plan of Distribution.”

Our common stock is listed on The NASDAQ Capital Market under the symbol “AVGR”. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS.  YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000.  In addition, under this shelf process, the selling stockholders named in this prospectus may sell from time to time up to 8,705 shares of Avinger common stock.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer.  Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering.  No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us.  Neither this prospectus nor any prospectus supplement nor any related free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation.  This prospectus does not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related free writing prospectus, before making an investment decision.  Neither the delivery of this prospectus or any prospectus supplement or any free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or free writing prospectus, as applicable.  You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

“Avinger,” “Pantheris” and “Lumivascular” are trademarks of our company. Our logo and our other trade names, trademarks and service marks appearing in this prospectus are our property. Other trade names, trademarks and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. As an emerging growth company:

●

we have availed ourselves of the exemption from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	we will provide less extensive disclosure about our executive compensation arrangements; and

●	we will not require shareholder non-binding advisory votes on executive compensation or golden parachute arrangements.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering, or December 31, 2020. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. We may choose to take advantage of some but not all of these reduced burdens. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference.  This summary does not contain all of the information you should consider before buying securities in this offering.  You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Unless the context otherwise requires, the terms “Avinger,” “the Company,” “we,” “us” and “our” in this prospectus refer to Avinger, Inc., and its subsidiaries.

Overview

We are a commercial-stage medical device company that designs, manufactures and sells image-guided, catheter-based systems that are used by physicians to treat patients with peripheral artery disease, or PAD. Patients with PAD have a build-up of plaque in the arteries that supply blood to areas away from the heart, particularly the pelvis and legs. Our mission is to significantly improve the treatment of vascular disease through the introduction of products based on our Lumivascular platform, the only intravascular image-guided system available in this market. We manufacture and sell a suite of products in the United States and select international markets. Our current products include our Lightbox imaging console, the Ocelot family of catheters, which are designed to allow physicians to penetrate a total blockage in an artery, known as a chronic total occlusion, or CTO, and Pantheris, our image-guided atherectomy device which is designed to allow physicians to precisely remove arterial plaque in PAD patients. In October 2015 we received 510(k) clearance from the U.S. Food and Drug Administration, or FDA, for commercialization of Pantheris, and we received additional 510(k) clearances for enhanced versions of Pantheris in March 2016 and May 2018 and commenced sales of Pantheris in the United States and select European countries promptly thereafter. We also offer the Wildcat and Kittycat catheters, which are used for crossing CTOs but do not contain on-board imaging technology.

Current treatments for PAD, including bypass surgery, can be costly and may result in complications, high levels of post-surgery pain, and lengthy hospital stays and recovery times. Minimally invasive, or endovascular, treatments for PAD include stenting, angioplasty, and atherectomy, which is the use of a catheter-based device for the removal of plaque. These treatments all have limitations in their safety or efficacy profiles and frequently result in recurrence of the disease, also known as restenosis. We believe one of the main contributing factors to high restenosis rates for PAD patients treated with endovascular technologies is the amount of vascular injury that occurs during an intervention. Specifically, these treatments often disrupt the membrane between the outermost layers of the artery, which is referred to as the external elastic lamina, or EEL.

Our Lumivascular platform is the only technology that offers real-time visualization of the inside of the artery during PAD treatment through the use of optical coherence tomography, or OCT, a high resolution, light-based, radiation-free imaging technology. Our Lumivascular platform provides physicians with real-time OCT images from the inside of an artery, and we believe Ocelot and Pantheris are the first products to offer intravascular visualization during CTO crossing and atherectomy, respectively. We believe this approach will significantly improve patient outcomes by providing physicians with a clearer picture of the artery using radiation-free image guidance during treatment, enabling them to better differentiate between plaque and healthy arterial structures. Our Lumivascular platform is designed to improve patient safety by enabling physicians to direct treatment towards the plaque, while avoiding damage to healthy portions of the artery.

During the first quarter of 2015, we completed enrollment of patients in VISION, a clinical trial designed to support our August 2015 510(k) filing with the FDA for our Pantheris atherectomy device. VISION was designed to evaluate the safety and efficacy of Pantheris to perform atherectomy using intravascular imaging and successfully achieved all primary and secondary safety and efficacy endpoints. We believe the data from VISION allows us to demonstrate that avoiding damage to healthy arterial structures, and in particular disruption of the external elastic lamina, which is the membrane between the outermost layers of the artery, reduces the likelihood of restenosis, or re-narrowing, of the diseased artery. Although the original VISION study protocol was not designed to follow patients beyond six months, we have worked with 18 of the 20 VISION sites to re-solicit consent from previous clinical trial patients in order to evaluate patient outcomes through 12 and 24 months following initial treatment. Data collection for the patients from participating sites was completed in May 2017, and we released the final 12 and 24-month results for a total of 89 patients in July 2017.

We commenced commercialization of Pantheris as part of our Lumivascular platform in the United States and in select international markets in March 2016, after obtaining the required marketing authorizations. During the fourth quarter of 2017, we began enrolling patients in INSIGHT, a clinical trial designed to support a filing with the FDA to expand the indication for our Pantheris atherectomy device to specifically include in-stent restenosis. We received CE Marking in December 2017 and 510(k) clearance in May 2018 for a next-generation version of our Pantheris atherectomy device, which we believe represents a significant improvement over our prior product. This next-generation version of Pantheris includes new features and design improvements to the handle, shaft, balloon and nose cone that we believe improve usability and reliability of the device. The next-generation Pantheris atherectomy device is available for commercial sale in the United States and select international markets. On December 13, 2018 we announced the 500th patient treated with the next-generation Pantheris. All previous versions of Pantheris have been discontinued.

We are developing a line extension of our Pantheris image-guided atherectomy platform, Pantheris SV (Small Vessel), a lower profile version of Pantheris. The lower profile Pantheris has a smaller diameter and longer length that we believe will optimize it for use in smaller vessels. We submitted a 510(k) application for Pantheris SV in August 2018 and received CE Marking approval in October 2018. On November 15, 2018 we announced the successful treatment of the first patients globally with Pantheris SV by a vascular surgeon in Münster, Germany. Pantheris SV is available in limited supply for commercial sale in the EU; it is not available for commercial sale in the United States at this time.

We have assembled a team with extensive medical device development and commercialization capabilities. In addition to the commercialization of Pantheris in the United States and select international markets in March 2016, we began commercializing our initial non-Lumivascular platform products in 2009 and introduced our Lumivascular platform products in the United States in late 2012. We generated revenues of $10.7 million in 2015, $19.2 million in 2016, $9.9 million in 2017 and $7.9 million in 2018.

Corporate Information

We were incorporated in Delaware on March 8, 2007. Our principal executive offices are located at 400 Chesapeake Drive, Redwood City, California 94063, and our telephone number is (650) 241-7900. Our website address is www.avinger.com. The information on, or that may be accessed through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

The Securities We May Offer

We may offer up to $50,000,000 of common stock, preferred stock, depositary shares, warrants, debt securities, subscription rights and units in one or more offerings and in any combination.  In addition, the selling stockholders may sell up to 8,705 shares of our common stock from time to time in one or more offerings.  This prospectus provides you with a general description of the securities we and the selling stockholders may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting rights.   Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.  If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock and Depositary Shares

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders.

We may also issue fractional shares of preferred stock that will be represented by depositary shares and depositary receipts.

Each series of preferred stock, depositary shares or depositary receipts, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, depositary shares or depositary receipts nor are any shares of our preferred stock, depositary shares or depositary receipts presently outstanding.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt.  The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.”  The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.  Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities.  We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee.  We have summarized the general features of the debt securities to be governed by the indentures.  These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part.  We encourage you to read these indentures.  Instructions on how you can get copies of these documents are provided in the section titled “Where You Can Find More Information.”

Subscription Rights

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk.  The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities.  Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the section titled “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus.  You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.  The risks and uncertainties we have described are not the only ones we face.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “anticipate,” “could,” “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” “seek,” “potential,” “predict,” “project,” “should,” “would,” “will,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management’s current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. We do not have agreements or commitments for any specific acquisitions at this time.  The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock and does not purport to be complete and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which documents are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

General

Our authorized capital stock consists of one hundred million (100,000,000) shares of common stock, $0.001 par value per share, and five million (5,000,000) shares of undesignated preferred stock, $0.001 par value per share.

Common Stock

Outstanding Shares

As of December 31, 2018, there were 34,921,999 shares of common stock outstanding, held of record by169 stockholders.  Our board of directors is authorized, without stockholder approval, to issue additional shares of our common stock.

As of December 31, 2018, there were 47,575,393 shares of common stock subject to the exercise of outstanding warrants, 30,557,500 shares of common stock subject to the conversion of outstanding preferred stock, and 3,020,207 shares of common stock subject to outstanding equity awards.

Dividend Rights

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We have never declared or paid cash dividends on any of our capital stock and currently do not anticipate paying any cash dividends after this offering or in the foreseeable future.

Voting Rights

There are 100,000,000 shares of common stock authorized for issuance. Pursuant to our amended and restated certificate of incorporation, each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of our common stock, as such, shall not be entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation. Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, corporate actions can generally be taken by a majority of our board and/or stockholders holding a majority of our outstanding shares, except as otherwise indicated in the section entitled “Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws,” where certain amendments to our amended and restated certificate of incorporation and amended and restated bylaws require the vote of at least 662/3% of our then outstanding voting securities. Additionally, our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a plurality of the votes cast at a meeting of stockholders will be able to elect all of the directors then standing for election.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be, fully paid and nonassessable.

Preferred Stock

Under our amended and restated certificate of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. As of December 31, 2018, 60,000 shares of preferred stock were designated Series A preferred stock, 18,000 shares of preferred stock were designated Series B preferred stock and 8,586 shares of preferred stock were designated Series C preferred stock. As of December 31, 2018, 41,800 shares of Series A preferred stock were issued and outstanding, 1,701 shares of Series B preferred stock were issued and outstanding and 2,170 shares of Series C preferred stock were issued and outstanding. Subsequent to December 31, 2018, all shares of Series C preferred stock were converted into common stock and therefore there are no longer any shares of Series C preferred stock outstanding.

Pursuant to our amended and restated certificate of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designation, powers, preferences, relative, participating optional or other special rights, and any qualifications, limitations and restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

Series A Convertible Preferred Stock

The preferences and rights of the Series A preferred stock are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Series A Certificate of Designation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on February 23, 2018, as well as the Certificate of Amendment to the Series A Certificate of Designation, filed as Exhibit 3.1 to our Current Report on Form 8-K, filed with the SEC on November 6, 2018. The following is a summary of the material terms of our Series A preferred stock and is qualified in its entirety by the Series A Certificate of Designation. Please refer to the Series A Certificate of Designation for more information on the preferences, rights and limitations of Series A preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series A preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus, of the greater of (i) an amount equal to $1,000 per share plus accrued and unpaid dividends thereon or (ii) such amount as would be payable if the Series A preferred stock had been converted to common stock. Amounts payable to the Series A preferred stock upon any dissolution, liquidation or winding up are payable prior and in preference to the payment of any amounts to the holders of Series B preferred stock, Series C preferred stock or common stock.

Dividends. Holders of the Series A preferred stock are entitled to receive accruing dividends of 8% per annum, which dividends are cumulative and annually compounded. The holders of Series A preferred stock will be entitled to receive an amount equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. We have an option to pay the Series A preferred stock’s accruing dividend in additional shares of Series A preferred stock and have utilized this option in the past.

Conversion. Each share of Series A preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing $1,000 by the conversion price of $2.00 (subject to adjustment as described below). This right to convert is limited by the beneficial ownership limitation described below.

CRG Partner III L.P. and certain of its affiliated funds, collectively referred to as CRG, are the majority holder of the Series A preferred stock and has agreed to suspend the conversion of its Series A preferred stock into common stock until such time as our stockholders have approved an amended and restated certificate of incorporation authorizing at least 125 million shares of common stock. The Company has agreed to call a meeting of the Company’s stockholders on or before June 30, 2019, and to use its reasonable best efforts (including the hiring of a proxy solicitor), to obtain approval from the stockholders of the Company for an amended and restated certificate of incorporation that increases the number of authorized shares to at least 125 million shares (or such larger number of shares as is necessary) in order to allow for the conversion of the outstanding Series A preferred stock into common stock. In this regard, the Company shall include approval of an amended and restated certificate of incorporation as a proposal to be voted on by the stockholders in such stockholders meeting. If such proposal is not approved in the next stockholders meeting the Company shall include a similar proposal on its agenda for following stockholders meetings and continue to use reasonable best efforts to obtain its approval until such proposal is approved.

Forced Conversion.  If the Company’s average market capitalization is at least $100,000,000 both (i) on a given date, based on the closing price and number of shares outstanding and (ii) for the prior quarter, based on the volume-weighted average closing price during such quarter and number of shares outstanding on the last day of such quarter, the Series A preferred stock is subject to mandatory conversion (subject to the beneficial ownership limitation below).

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series A preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election by a holder any higher or lower percentage) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion. A holder of Series A preferred stock may adjust the percentage of the beneficial ownership upon not less than 61 days prior notice. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Holders of Series B preferred stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Securities Exchange Act of 1934, as amended, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended, any person who acquires Series A preferred stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Optional Redemption. Subject to the terms of the certificate of designation, the Company holds an option to redeem some or all the Series A preferred stock for the amount per share otherwise payable upon a liquidation, dissolution or winding up of the Company, upon 30 days prior written notice to the holder of the Series A preferred stock.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then effective conversion price by a fraction, the numerator of which shall be the number of shares of common stock (including shares issuable upon conversion of the Series B preferred stock and Series C preferred stock) outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event (assuming conversion of the Series B preferred stock and Series C preferred stock).

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series A preferred stock will be entitled to receive upon conversion of the Series A preferred stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series A preferred stock immediately prior to such fundamental transaction.

Voting Rights, etc. Except as otherwise provided in the Series A Certificate of Designation or required by law, the Series A preferred stock has no voting rights. However, as long as any shares of Series A preferred stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A preferred stock, (i) liquidate, dissolve, or wind up the Company; (ii) alter or amend the certificate of incorporation, Series A Certificate of Designation or bylaws of the Company in a manner adverse to the Series A preferred stock; (iii) create, or amend the terms of any securities so as to create, securities pari passu or senior to the Series A preferred stock; (iv) purchase, redeem or make any dividend upon shares of capital stock other than certain limited exceptions; or (v) issue any additional Series A preferred stock.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series A preferred stock. Rather, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the fair market value of a share of common stock.

The Series A preferred stock was issued in book-entry form under a preferred stock agent agreement between American Stock Transfer & Trust as preferred stock agent, and us, and was initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. There is no established public trading market for the Series A preferred stock and we do not expect a market to develop. We do not plan on applying to list the Series A preferred stock on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The transfer agent for our Series A preferred stock is American Stock Transfer & Trust Company, LLC.

Series B Convertible Preferred Stock

The preferences and rights of the Series B preferred stock are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, or the Series B Certificate of Designation, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on February 23, 2018. The following is a summary of the material terms of our Series B preferred stock and is qualified in its entirety by the Series B Certificate of Designation. Please refer to the Series B Certificate of Designation for more information on the preferences, rights and limitations of Series B preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series B preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus, of an amount equal to $0.001 per share of Series B preferred stock before any distributions shall be made on the common stock or any series of preferred stock ranked junior to the Series B preferred stock, but after distributions shall be made on any outstanding Series A preferred stock and any of our existing or future indebtedness.

Dividends. Holders of the Series B preferred stock will be entitled to receive dividends equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series B preferred stock.

Conversion. Each share of Series B preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing $1,000 by the conversion price of $0.40 (subject to adjustment as described below). This right to convert is limited by the beneficial ownership limitation described below.

Forced Conversion. Subject to certain ownership limitations as described below and certain equity conditions being met, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 300% of the conversion price and the daily dollar trading volume during such period exceeds $500,000 per trading day, we shall have the right to force the conversion of the Series B preferred stock into common stock.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series B preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares of Series B preferred stock, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Holders of Series B preferred stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Securities Exchange Act of 1934, as amended, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended, any person who acquires Series B preferred stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Optional Redemption. Subject to the terms of the certificate of designation, the Company holds an option to redeem some or all the Series B preferred stock six months after its issuance date at a 200% premium to the stated value of the Series B preferred stock subject to the redemption, upon 30 days prior written notice to the holder of the Series B preferred stock. The Series B preferred stock would be redeemed by the Company for cash.

Subsequent Equity Sales. The Series B preferred stock has full-ratchet price based anti-dilution protection, subject to customary carve-outs, in the event of a down-round financing at a price per share below the conversion price of the Series B preferred stock. If during any 20 of 30 consecutive trading days the volume weighted average price of our common stock exceeds 300% of the then-effective conversion price of the Series B preferred stock and the daily dollar trading volume for each trading day during such 30 day period exceeds $500,000, the anti-dilution protection in the Series B preferred stock will expire and cease to apply.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series B preferred stock will be entitled to receive upon conversion of the Series B preferred stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series B preferred stock immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series B preferred stock.

Voting Rights, etc. Except as otherwise provided in the Series B Certificate of Designation or required by law, the Series B preferred stock has no voting rights. However, as long as any shares of Series B preferred stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B preferred stock, materially alter or change adversely the powers, preferences or rights given to the Series B preferred stock, materially amend the Series B Certificate of Designation, amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, increase the number of authorized shares of Series B preferred stock, or enter into any agreement with respect to any of the foregoing. The Series B Certificate of Designation provides that if any party commences an action or proceeding to enforce any provisions thereunder, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This provision may, under certain circumstances, be inconsistent with federal securities laws and Delaware general corporation law.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series B preferred stock. Rather, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price.

The Series B preferred stock was issued in book-entry form under a preferred stock agent agreement between American Stock Transfer & Trust as preferred stock agent, and us, and was initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. There is no established public trading market for the Series B preferred stock and we do not expect a market to develop. We do not plan on applying to list the Series B preferred stock on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The transfer agent for our Series B preferred stock is American Stock Transfer & Trust Company, LLC.

Series C Convertible Preferred Stock

The preferences and rights of the Series C preferred stock are as set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, or the Series C Certificate of Designation filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on November 6, 2018. The following is a summary of the material terms of our Series C preferred stock and is qualified in its entirety by the Series C Certificate of Designation. Please refer to the Series C Certificate of Designation for more information on the preferences, rights and limitations of Series C preferred stock.

Liquidation. Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of Series C preferred stock will be entitled to receive distributions out of our assets, whether capital or surplus, of an amount equal to $0.001 per share of Series C preferred stock before any distributions shall be made on the common stock or any series of preferred stock ranked junior to the Series C preferred stock, but after distributions shall be made on any outstanding Series A preferred stock and any of our existing or future indebtedness.

Dividends. Holders of the Series C preferred stock will be entitled to receive dividends equal (on an as-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of Series C preferred stock.

Conversion. Each share of Series C preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing $1,000 by the conversion price of $0.40 (subject to adjustment as described below). This right to convert is limited by the beneficial ownership limitation described below.

Forced Conversion. Subject to certain ownership limitations as described below and certain equity conditions being met, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 300% of the conversion price and the daily dollar trading volume during such period exceeds $500,000 per trading day, we shall have the right to force the conversion of the Series C preferred stock into common stock.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series C preferred stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any shares of Series C preferred stock, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion (subject to the right of the holder to increase such beneficial ownership limitation upon not less than 61 days prior notice provided that such limitation can never exceed 9.99% and such 61 day period cannot be waived). Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Holders of Series C preferred stock who are subject to such beneficial ownership limitation are and will remain responsible for ensuring their own compliance with Regulation 13D-G promulgated under the Securities Exchange Act of 1934, as amended, consistent with their individual facts and circumstances. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended, any person who acquires Series C preferred stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series C preferred stock will be entitled to receive upon conversion of the Series C preferred stock the same kind and amount of securities, cash or property which the holders would have received had they converted the Series C preferred stock immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series C preferred stock.

Voting Rights, etc. Except as otherwise provided in the Series C Certificate of Designation or required by law, the Series C preferred stock has no voting rights. However, as long as any shares of Series C preferred stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C preferred stock, materially alter or change adversely the powers, preferences or rights given to the Series C preferred stock, materially amend the Series C Certificate of Designation, amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, increase the number of authorized shares of Series C preferred stock, or enter into any agreement with respect to any of the foregoing. The Series C Certificate of Designation provides that if any party commences an action or proceeding to enforce any provisions thereunder, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding. This provision may, under certain circumstances, be inconsistent with federal securities laws and Delaware general corporation law.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series C preferred stock. Rather, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price.

The Series C preferred stock was issued in book-entry form under a preferred stock agent agreement between American Stock Transfer & Trust as preferred stock agent, and us, and was initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. There is no established public trading market for the Series C preferred stock and we do not expect a market to develop. The Series C preferred stock is not listed on any securities exchange, and we do not plan on applying to list the Series C preferred stock on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

The transfer agent for our Series C preferred stock is American Stock Transfer & Trust Company, LLC.

Warrants

As of December 31, 2018, we had outstanding warrants to purchase common stock as follows:

	Total Outstanding and Exercisable	Exercise price per Share	Expiration Date
Warrants issued in November 2018 financing	28,750,000	$0.40	November 2023
Warrants issued in July 2018 financing	1,083,091	$1.58	July 2021
Series 1 Warrants issued in February 2018 financing	8,979,000	$2.00	February 2025
Series 2 Warrants issued in February 2018 financing	8,709,500	$2.00	February 2025
Series E Warrants	53,803	$504.00	September 2019

November 2018 Warrants

The material terms and provisions of the warrants issued in our November 2018 financing (the “November 2018 Warrants”) are summarized below. This summary of some provisions of the November 2018 Warrants is not complete. For the complete terms of the November 2018 Warrants, you should refer to the form of November 2018 Warrant filed as Exhibit 4.16 to the registration statement of which this prospectus forms a part. Pursuant to a warrant agency agreement between us and American Stock Transfer & Trust Company, LLC, as warrant agent, the November 2018 Warrants were issued in book-entry form and were initially represented only by one or more global warrants deposited with the warrant agent, as custodian, on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercise. The November 2018 Warrants have an exercise price equal to $0.40 per share. The November 2018 Warrants are governed by the terms of a global warrant held in book-entry form. The holder of an November 2018 Warrant is not deemed a holder of our underlying common stock until the November 2018 Warrant is exercised. Subject to certain limitations as described below the November 2018 Warrants expire on November 1, 2023. The holders must pay the exercise price in cash upon exercise of the November 2018 Warrants, unless such holders are utilizing the cashless exercise provision of the November 2018 Warrants. On the expiration date, unexercised November 2018 Warrants will automatically be exercised via the “cashless” exercise provision. Upon the holder’s exercise of an November 2018 Warrant, we will issue the shares of common stock issuable upon exercise of the November 2018 Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any November 2018 Warrants to purchase common stock, holders of the November 2018 Warrants do not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of November 2018 Warrants does not have the right to exercise any portion of its November 2018 Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the November 2018 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the November 2018 Warrants will be entitled to receive upon exercise of such November 2018 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their November 2018 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the November 2018 Warrants. Additionally, as more fully described in the November 2018 Warrants, in the event of certain fundamental transactions, the holders of the November 2018 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the November 2018 Warrants on the date of consummation of such transaction.

The November 2018 Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the November 2018 Warrants on any securities exchange or other trading system.

July 2018 Warrants

On July 12, 2018, the Company entered into a securities purchase agreement (the “July 2018 Purchase Agreement”) with the purchasers of the certain shares of common stock. The July 2018 Purchase Agreement provided for a concurrent private placement of warrants to purchase common stock (the “July 2018 Warrants”). The material terms and provisions of the July 2018 Warrants are summarized below. This summary of some provisions of the July 2018 Warrants is not complete. For the complete terms of the July 2018 Warrants, you should refer to the form of July 2018 Warrant filed as Exhibit 4.15 to the registration statement of which this prospectus forms a part.

Exercise. The July 2018 Warrants are exercisable for an aggregate of 1,083,090 shares of common stock. The July 2018 Warrants have an exercise price of $1.58 per share and expire on July 12, 2021. The holder of a July 2018 Warrant is not deemed a holder of our underlying common stock until the July 2018 Warrant is exercised. Subject to certain limitations as described below, the July 2018 Warrants expire on July 12, 2021. The holders must pay the exercise price in cash upon exercise of the July 2018 Warrants, unless such holders are utilizing the cashless exercise provision of the July 2018 Warrants. On the expiration date, unexercised July 2018 Warrants will automatically be exercised via the “cashless” exercise provision. Upon the holder’s exercise of a July 2018 Warrant, we will issue the shares of common stock issuable upon exercise of the July 2018 Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any July 2018 Warrants to purchase common stock, holders of the July 2018 Warrants do not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of a July 2018 Warrant does not have the right to exercise any portion of its July 2018 Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99%, or 9.99% at a holder’s election, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise; provided, however, that upon prior notice to the Company, the holder may increase or decrease the beneficial ownership limitation, provided further that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice to the Company.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the July 2018 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the July 2018 Warrants will be entitled to receive upon exercise of such July 2018 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their July 2018 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the July 2018 Warrants. Additionally, as more fully described in the July 2018 Warrants, in the event of certain fundamental transactions, the holders of the July 2018 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the July 2018 Warrants on the date of consummation of such transaction.

Call Right. The July 2018 Warrants are callable by us in certain circumstances. Subject to certain exceptions, in the event that the July 2018 Warrants are outstanding, if (i) the volume weighted average price of our common stock for each of 30 consecutive trading days, or the Measurement Period, which Measurement Period commences on the closing date, exceeds $3.95 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions after the initial exercise date), (ii) the average daily trading volume for such Measurement Period exceeds $100,000 per trading day and (iii) certain other equity conditions are met, and subject to the Beneficial Ownership Limitation, then we may, within one trading day of the end of such Measurement Period, upon notice, or a Call Notice, call for cancellation of all or any portion of the July 2018 Warrants for which a notice of exercise has not yet been delivered, or a Call, for consideration equal to $0.001 per warrant share. Any portion of a July 2018 Warrant subject to such Call Notice for which a notice of exercise shall not have been received by the Call Date (as hereinafter defined) will be canceled at 6:30 p.m. (New York City time) on the tenth trading day after the date the Call Notice is sent by the Company (such date and time, the Call Date). Our right to call the July 2018 Warrants shall be exercised ratably among the holders based on the then outstanding July 2018 Warrants.

The July 2018 Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the July 2018 Warrants on any securities exchange or other trading system.

Series 1 and Series 2 Warrants

The material terms and provisions of the Series 1 and Series 2 Warrants are summarized below. This summary of some provisions of the Series 1 and Series 2 Warrants is not complete and is qualified in its entirety by the form of warrant filed as Exhibit 4.14 to the registration statement of which this prospectus is a part. Pursuant to a warrant agency agreement between us and American Stock Transfer& Trust Company, LLC, as warrant agent, the warrants were issued in book-entry form and were initially represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exercise. The Series 1 Warrants are immediately exercisable and expire on the seventh anniversary of the date of issuance. The Series 2 Warrants are immediately exercisable and expire on the earlier of (i) the seventh anniversary of the date of issuance or (ii) the 60th calendar day following the receipt and announcement of FDA clearance of our Pantheris below-the-knee device (or the same or similar product with a different name); provided, however, if at any time during such 60-day period the volume weighted average price for any trading day is less than the then effective exercise price, the termination date shall be extended to the seven-year anniversary of the initial exercise date. Each whole Series 1 or Series 2 Warrant is exercisable to purchase one share of our common stock at an exercise price of $2.00 per share at any time prior to expiration. The Series 1 and Series 2 Warrants are each governed by the terms of a global warrant certificate deposited with DTC. The holder of a Series 1 or Series 2 Warrant will not be deemed a holder of our underlying common stock until such warrant is exercised, except as set forth in such warrant. The holders Series 1 and Series 2 Warrants must pay the exercise price in cash upon exercise of the Series 1 and Series 2 Warrants, unless such holders are utilizing the cashless exercise provision of the Series 1 and Series 2 Warrants, which is only available in certain circumstances such as if the underlying shares are not registered with the SEC pursuant to an effective registration statement.

Beneficial Ownership Limitation. Subject to limited exceptions, a holder of Series 1 or Series 2 Warrants will not have the right to exercise any portion of its Series 1 or Series 2 Warrants if the holder (together with such holder's affiliates, and any persons acting as a group together with such holder or any of such holder's affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder, 9.99%) of the shares of our common stock then outstanding after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease the beneficial ownership limitation, provided that in no event shall the beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

Stock Dividends and Stock Splits. The exercise price and the number of shares issuable upon exercise of the Series 1 and Series 2 Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of common stock, then following such event, the holders of the Series 1 and Series 2 Warrants will be entitled to receive upon exercise of the Series 1 and Series 2 Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Series 1 and Series 2 Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Series 1 and Series 2 Warrants. Further, as more fully described in the Series 1 and Series 2 Warrants, in the event of certain fundamental transactions, the holders of the Series 1 and Series 2 Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Series 1 or Series 2 Warrants on the date of consummation of such transaction.

Upon the holder's exercise of a Series 1 or Series 2 Warrant, we will issue the shares of common stock issuable upon exercise of the Series 1 or Series 2 Warrant within the earlier of two trading days following our receipt of a notice of exercise or the standard settlement period for the market on which the common stock is then listed, provided that payment of the exercise price has been made (unless exercised via the “cashless” exercise provision). Prior to the exercise of any Series 1 or Series 2 Warrants, holders of the Series 1 or Series 2 Warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

The Series 1 and Series 2 Warrants are not listed on any securities exchange, and we do not intend to apply for listing of the Series 1 and Series 2 Warrants on any securities exchange or other trading system.

Series E Warrants

In connection with the issuance of the Company’s Series E Convertible preferred stock in September 2014 through January 2015, the Company issued, to each investor who purchased shares of Series E Convertible preferred stock, warrants (the “Series E Warrants”) to purchase up to the number of shares of common stock equal to 50% of the number of shares of the Company’s Series E Convertible preferred stock purchased. The Series E Warrants are immediately exercisable, at an exercise price per share of $504.00, and expire upon the earlier of September 2, 2019 or upon the consummation of a change of control of the Company.

Equity Awards

As of December 31, 2018, there were 3,020,207 shares of our common stock issuable upon exercise of outstanding awards under our 2015 Equity Incentive Plan.

Officers’ and Directors’ Purchase Plan

As of December 31, 2018, there were 44,012 shares of our common stock issued under our Officer and Director Share Purchase Plan.

Exclusive Jurisdiction

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for:

●	any derivative action or proceeding brought on behalf of us;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders;

●	any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; or

●	any action asserting a claim against us governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Registration Rights Under our Amended and Restated Investors’ Rights Agreement

The holders of an aggregate of up to 71,877 shares of our common stock, as of December 31, 2018, including shares of common stock issuable upon the exercise of outstanding options and warrants, or their permitted transferees, are entitled to rights with respect to the registration of such shares under the Securities Act. We refer to these shares as “registrable securities.” These rights are provided under the terms of our amended and restated investors’ rights agreement between us and the holders of registrable securities, and include demand registration rights, “piggyback” registration rights and Form S-3 registration rights.

These registration rights will terminate as to a given holder of registrable securities upon the earliest of (a) five (5) years following the consummation of our initial public offering (b) such time after our initial public offering at which such holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of our outstanding Common Stock and all registrable securities held by such holder can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in our amended and restated certificate of incorporation.

Generally, we are required to pay the registration expenses (other than underwriters’ and brokers’ discounts and commissions) in connection with the registrations described below, including the reasonable fees and disbursements of one counsel for the selling holder or holders of registrable securities. In an underwritten offering, the underwriters have the right to limit the number of shares registered by the holders of registrable securities for marketing reasons, subject to certain limitations.

Demand Registration Rights

Upon the written request of 50% or more of the then outstanding registrable securities that we file a registration statement under the Securities Act (provided that the anticipated aggregate offering price of such shares is greater than $25 million), we will be obligated to notify all holders of registrable securities of such request and to use our reasonable best efforts to register the sale of all registrable securities that holders may request to be registered. We are only obligated to file up to two registration statements which are declared or ordered effective in connection with the exercise of these demand registration rights. These demand registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act in connection with the public offering of such securities, the holders of registrable securities will be entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to either to the sale of securities to our employees pursuant to a stock plan, stock purchase or similar plan or a registration related to a corporate reorganization or transaction under Rule 145 of the Securities Act of registrable securities are entitled to notice of the registration and have the right to include their shares in the registration. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration statement under certain circumstances.

Form S-3 Registration Rights

Upon the written request from the holders of at least 30% of the outstanding shares of registrable securities, holders of registrable securities have the right to demand that we file a registration statement on Form S-3 so long as the aggregate amount of shares to be offered and sold under such registration statement on Form S-3 is at least $5 million (net of any underwriters’ discounts or commissions). We are not required to effect a registration on Form S-3 if we have already effected two registrations on Form S-3 for the holders pursuant to Form S-3 registration rights within the twelve-month period preceding the date of the request. Additionally, we are not required to effect such registration in any jurisdiction in which we would be required to qualify to do business or execute a general consent of process in effecting such registration.

CRG Registration Rights

In September 2015, we entered into a Securities Purchase Agreement with CRG, pursuant to which we sold 8,705 shares of our common stock to CRG for a purchase price of $14.357 per share.  Under the Purchase Agreement, CRG is entitled to certain rights with respect to the registration of such shares under the Securities Act as described below.

Within 30 business days of our becoming eligible to use Form S-3, we were required to file a registration statement covering the resale of the shares sold to CRG under the Purchase Agreement, which we did on February 3, 2016 and have also done through the registration statement of which this prospectus forms a part.  Our failure to maintain the effectiveness of the registration statement would be considered a registration default and would result in penalty payments payable by us to CRG equal to 1% of the aggregate purchase price paid by CRG under the Purchase Agreement for each 30-day period (or portion thereof) in which there is a registration default.  During the time that Avinger must maintain the effectiveness of the registration statement, we must comply with other affirmative covenants.

In February 2018, we entered into a Registration Rights Agreement with CRG (the “2018 Registration Rights Agreement”), pursuant to which we agreed to, upon request of the majority holders of the Series A Preferred Stock, effect the registration of all shares of the Series A Preferred Stock. Additionally, the 2018 Registration Rights Agreement provides that the holders of Series A Preferred Stock will be entitled to have their stock included on any Company initiated registration statements, subject to limitations including a reduction in the number of shares included in registration statements based on the discretion of any underwriters. The Company will bear the costs of any registration statement effected pursuant to the 2018 Registration Rights Agreement, and will provide customary indemnification and reimburse legal fees to participating Purchasers. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2018 Registration Rights Agreement, a copy of which is filed to Exhibit 4.4 to the registration statement of which this prospectus forms a part.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●

Board of directors vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by our board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

●

Classified board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

●

Stockholder action; special meeting of stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock may not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated bylaws further provide that special meetings of our stockholders may be called only by our board of directors, the Chairman of our Board of Directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●

Advance notice requirements for stockholder proposals and director nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

●	Directors removed only for cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.

●

Amendment of charter provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least 66 2/3% of the voting power of our then outstanding voting securities.

●

Issuance of undesignated preferred stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219. Our shares of common stock are issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “AVGR.”

DESCRIPTION OF DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock.  If we do elect to offer fractional shares of preferred stock, we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement.  Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share.  These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement by and among us, the depositary and the holders of the depositary receipts.  The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement.  Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete, and is subject to modification in any prospectus supplement for any issuance of depositary shares.  You should refer to the forms of the deposit agreement, our amended and restated certificate of incorporation and the certificate of designation that are, or will be, filed with the SEC for the applicable series of preferred stock.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date.  The relevant record date for depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution.  If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary.  Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.  The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not fewer than 20 or more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock.  Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares.  The record date for the depositary will be the same date as the record date for the preferred stock.  The depositary will, to the extent practicable, vote the preferred stock underlying the depositary shares in accordance with these instructions.  We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions.  The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares.

Partial shares of preferred stock will not be issued.  Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us.  However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares.  The deposit agreement may be terminated by the depositary or us only if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement.  We will also pay charges of the depositary in connection with:

●	the initial deposit of the preferred stock;

●	the initial issuance of the depositary shares;

●	any redemption of the preferred stock; and

●	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts.  If these charges have not been paid, the depositary may:

●	refuse to transfer depositary shares;

●	withhold dividends and distributions; and

●	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock.  In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Neither the depositary nor we will be liable if either the depositary or we are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement.  Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement.  Neither the depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.  The depositary and we may rely on:

●	written advice of counsel or accountants;

●	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

●	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us.  We may remove the depositary at any time.  Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment.  The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.  The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

Owners of the depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares.  As a result, owners will be entitled to take into account for U.S. federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock.  No gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares.  The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged.  The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares. You should consult with your own tax advisors regarding the U.S. federal income and other applicable tax consequences of receiving, holding or disposing of depositary shares, and the withdrawal of preferred stock for depositary shares, in light of your own particular circumstances.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities, preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	to exercise any rights as stockholders of the Company.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrants.  These descriptions do not restate those warrants in their entirety and may not contain all the information that you may find useful.  We urge you to read the applicable warrants because they, and not the summaries, define your rights as holders of the warrants.  For more information, please review the forms of the relevant warrants, which will be filed with the SEC promptly after the offering of warrants and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities.  The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement.  Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture.  Together, the senior indenture and the subordinated indenture are called indentures in this description.  This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate.  The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities.  For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to Avinger, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate.  Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement.  If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount.  We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures.  Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

●	whether the debt securities are senior or subordinated;

●	the offering price;

●	the title;

●	any limit on the aggregate principal amount;

●	the person who shall be entitled to receive interest, if other than the record holder on the record date;

●	the date or dates the principal will be payable;

●

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

●	the place where payments may be made;

●	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

●	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

●	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

●

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

●	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

●

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

●

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

●	any conversion or exchange provisions;

●	whether the debt securities will be issuable in the form of a global security;

●	the deletion, addition or change in any event of default;

●	any change or modification to the subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

●	any deletion, addition or change in the covenants set forth in Article 10 of the indenture;

●	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

●	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

●	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

●	any provisions granting special rights to holders when a specified event occurs;

●	any special tax provisions that apply to the debt securities;

●	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

●	any and all additional, eliminated or changed terms that will apply to the debt securities; and

●	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities.  Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates.  The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar.  Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement.  We may designate additional transfer agents or change transfer agents or change the office of the transfer agent.  However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities.  Each global security will:

●	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

●	be deposited with the depositary or nominee or custodian; and

●	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

●	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

●	an event of default is continuing with respect to the debt securities of the applicable series; or

●	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures.  Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

●	entitled to have the debt securities registered in their names;

●	entitled to physical delivery of certificated debt securities; or

●	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security.  Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.”  Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.  The depositary policies and procedures may change from time to time.  Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities.  Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date.  Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.  However, at our option, we may pay interest by mailing a check to the record holder.  The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement.  We may designate additional paying agents, change paying agents or change the office of any paying agent.  However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of: (1) 10 business days prior to the date the money would be turned over to the applicable state; or (2) at the end of two years after such payment was due, will be repaid to us thereafter.  The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of Avinger, Inc.), unless:

●	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

●	the successor entity assumes our obligations on the debt securities and under the indentures;

●	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

●	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

1)	we fail to pay principal of or any premium on any debt security of that series when due;

2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

3)	we fail to deposit any sinking fund payment when due;

4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement.  An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series.  However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable.  Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 360 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 180 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 181st day to, and including, the 360th day after the occurrence of such event of default, which we call “additional interest.”  If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date.  On the 361st day after such event of default (if such violation is not cured or waived prior to such 361st day), the debt securities will be subject to acceleration as provided above.  In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs.  Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity.  Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

2)

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

3)

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

●

to evidence the succession of another person to Avinger, or successive successions, and the assumption by any such successor of the covenants of Avinger in the indentures in compliance with Article 8 of the indentures;

●	adding covenants;

●	adding events of default;

●	making certain changes to facilitate the issuance of the debt securities;

●

to add to, change or eliminate any of the provisions of the indentures or more series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

●	securing the debt securities;

●	providing for guaranties of, or additional obligors on, the debt securities;

●	to establish the form or term of debt securities as permitted by Sections 2.1 and 3.1 of the indenture;

●	providing for a successor trustee or additional trustees;

●	conforming the indenture to the description of the securities set forth in this prospectus or the accompanying prospectus supplement;

●	curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

●	permitting or facilitating the defeasance and discharge of the debt securities;

●

make such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

●	comply with requirements of the SEC in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

●	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

●

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

●	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

●	change the place of payment or the currency in which any debt security is payable;

●	impair the right to enforce any payment after the stated maturity or redemption date;

●	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

●	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

●	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

●

we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

●

we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities.  This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations.  As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

●

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

●

obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures.  The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us.  However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations.  This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary.  If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

●

a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

●

any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

●	in case of a payment default, when the default is cured or waived or ceases to exist, and

●	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice.  No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.  The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture.  The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

●	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

●	all of our obligations for money borrowed;

●	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

●	our obligations:

o	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

o	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

●	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

●	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

●

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

●

all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

●

renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness.  However, senior debt shall not include:

●

any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

●	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries.  For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by Avinger in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements.  These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful.  We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights.  For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section titled “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.  Thus, the holder of a unit will have the rights and obligations of a holder of each included security.  The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered.  The prospectus supplement will describe:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements.  These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful.  We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units.  For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

SELLING SECURITY HOLDERS

This prospectus also relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the “selling stockholders,” of up to 8,705 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part.  The shares of common stock which may be offered by the selling stockholders were purchased pursuant to the Securities Purchase Agreement dated September 22, 2015 between us and CRG Partners III L.P. and certain of its affiliated funds, collectively referred to as “CRG.”  When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, as well as their donees, pledgees, assignees, transferees, distributees, or other successors in interest. No selling stockholder has had any material relationship with us or any of our affiliates within the past three years, other than as lenders pursuant to the Term Loan Agreement dated September 22, 2015 by and among us, certain of our subsidiaries from time to time party thereto as guarantors and CRG as lenders, under which we may borrow up to $50 million from CRG.

The following table details the name of each selling stockholder, the number of shares of common stock held by the selling stockholder, and the number of shares that may be offered by the selling stockholder for resale under this prospectus. The following table has been prepared on the assumption that all shares offered for resale by the selling stockholders under this prospectus will be sold to parties unaffiliated with the selling stockholders.

	Prior to the Offering			After the Offering
Name of Selling Stockholder(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
CRG Partners III, L.P.	1,404	*	1,404	—	*
CRG Partners III—Parallel Fund “A” L.P.	753	*	753	—	*
CRG Partners III—Parallel Fund “B” (Cayman) L.P.	3,322	*	3,322	—	*
CRG Partners III (Cayman) LEV AIV I L.P.	2,984	*	2,984	—	*
CRG Partners III (Cayman) UNLEV AIV I L.P.	242	*	242		*
Total shares of common stock to be registered for selling stockholders	8,705	*	8,705	—	*

*	Less than 1%.
(1)

CR Group L.P. is the investment manager to each of CRG Partners III, L.P., CRG Partners III—Parallel Fund “A” L.P., CRG Partners III—Parallel Fund “B” (Cayman) L.P., CRG Partners III (Cayman) LEV AIV I L.P. and CRG Partners III (Cayman) UNLEV AIV I L.P.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, including ordinary brokerage transactions, block trades, placements, “at the market” transactions, put or call transactions or in any other way not involving market makers or established trading markets or (4) through a combination of any of these methods.  The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.  Any prospectus supplement will include, to the extent applicable, the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4).  Any at the market offering will be through an underwriter or underwriters acting as principal or agent for us.

We may issue to the holders of our common stock, on a pro rata basis for no consideration, subscription rights to purchase shares of our common stock or preferred stock. These subscription rights may or may not be transferable by stockholders. The applicable prospectus supplement will describe the specific terms of any offering of our common or preferred stock through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of common or preferred stock through the issuance of subscription rights.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions.  Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales.  Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them.  The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.  The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or the selling stockholders, as applicable.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market.  Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice.  Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals.  They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.  The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly.  In this case, no underwriters or agents would be involved.  In addition, any shares that qualify for sale by the selling stockholders pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Securities may also be sold through agents designated from time to time.  Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders.  Unless otherwise indicated in such prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.  The terms of any such sales will be described in any required prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts.  These contracts would provide for payment and delivery on a specified date in the future.  The contracts would be subject only to those conditions described in the prospectus supplement.  The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities by us will be a new issue and will have no established trading market.  We may elect to list any series of offered securities on an exchange.  Any underwriters that we use in the sale of such offered securities may make a market in such securities, but may discontinue such market making at any time without notice.  Accordingly, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.  Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities.  Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.  Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions.  The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities.  These derivatives may consist of short sale transactions and other hedging activities.  The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities.  In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents.  The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others.  The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means.  Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold.  These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.  For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note.  Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors.  The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us or the selling stockholders, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act.  Agents, underwriters and dealers may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Dorsey & Whitney LLP, Salt Lake City, UT.

EXPERTS

The financial statements of Avinger, Inc. as of December 31, 2018 and 2017 and for the years then ended, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes explanatory paragraphs regarding a going concern emphasis and the adoption of Accounting Standards Codification Topic No. 606, Revenue Recognition) given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet.  These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Information Incorporated by Reference” are also available on our Internet website, www.avinger.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.  We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 6, 2019;

●	our Current Report on Form 8-K filed with the SEC on February 15, 2019; and

●	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January 27, 2015 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.  Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Avinger, Inc.
400 Chesapeake Drive

Redwood City, CA 94063
Attention: Secretary

You may also access the documents incorporated by reference in this prospectus through our website at www.avinger.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

7,600 Shares of Preferred Stock

16,150,000 Warrants to purchase an aggregate of 16,150,000 Shares of Common Stock

1,330,000 Placement Agent Warrants to purchase an aggregate of 1,330,000 Shares of Common Stock

(and 36,480,000 Shares of Common Stock issuable upon the conversion of such Preferred Stock and exercise of such Warrants and Placement Agent Warrants)

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

January 12, 2022